Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Aceto Corporation
Lake Success, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-149586, No. 33-38679, No. 333-90929, and No. 333-110653) of Aceto Corporation of our report dated December 13, 2010, relating to the financial statements of Rising Pharmaceuticals, Inc. which appears in this Form 8-K/A.

/s/ BDO USA, LLP
Melville, New York
March 11, 2011